                                                                    EXHIBIT 10.2


                            SECURITYHOLDERS AGREEMENT


         This Securityholders Agreement (this "Agreement") is made as of March 15, 1999, by and among HomeMax, Inc., a Delaware corporation (the "Company"), Zaring National Corporation, an Ohio corporation ("ZNC"), and American Homestar Corporation, a Texas corporation ("AHC"). AHC and ZNC are each sometimes hereinafter referred to as a "Securityholder", and collectively as the "Securityholders"). The Company will not issue any Securities (as defined below) to any person or entity without such person or entity becoming a party to this Agreement.

         A. AHC and ZNC are the sole shareholders of the issued and outstanding shares of common stock, par value $.01 of the Company (the "Common Stock").

         B. The parties hereto desire to enter into this Agreement restricting certain transfers of, and voting and other rights and obligations with respect to, the capital stock of the Company, including, without limitation, voting rights and rights to dividends or distributions, which the Securityholders may now or hereafter own (collectively, the "Securities"), and certain additional agreements as provided herein.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    SECTION 1

         1.1 Restriction of Transfer. Each Securityholder agrees that it will not in any way transfer any Securities, whether voluntarily or by operation of law, except by a transfer made in compliance with this Agreement. Any purported transfer in violation of any provision of this Agreement will be void and will not operate to transfer any interest or title in such Securities to the purported transferee, and will give the Company and the other Securityholders an option to purchase such Securities in the manner and on the terms and conditions provided in this Agreement. Each Securityholder agrees that it will not create or permit to exist any lien, claim or encumbrance at any time on any of its Securities subject to this Agreement, other than the encumbrance created by this Agreement. Notwithstanding anything herein to the contrary, neither AHC nor ZNC may assign, transfer or sell any Securities, or any right or interest in or to any Securities, from the date hereof through the expiration of the Put/Call Period (as defined below) (i.e. 3 years and 90 days from the date hereof) without the consent of the other, except transfers to a wholly-owned subsidiary of AHC during the one year period following the date hereof and thereafter to an 80% or more owned subsidiary of AHC, which must remain an 80% or more owned subsidiary of AHC throughout the term of this Agreement.


HomeMax Securityholders' Agreement                                        Page 1

                                    SECTION 2

         2.1 Right of First Refusal on Sale by a Securityholder.

         (a) If a Securityholder receives a bona fide offer (excluding an offer from any affiliate of any Securityholder) for the purchase of all or a part of its Securities (or any right or interest therein) that it now or hereafter owns, which offer such Securityholder desires to accept, such Securityholder (the "Offering Securityholder") agrees promptly to give written notice of such offer to the Board of Directors of the Company (the "Board") and to each Securityholder (the "Non-Selling Securityholders"), identifying the proposed transferee, the number of Securities to be transferred (the "Offered Securities"), the price and all other terms and conditions of the proposed transfer.

         (b) On receipt of the notice with respect to such offer, the Company shall have the right and option, exercisable at any time during the period of twenty (20) days from the date of the notice, to purchase all or part of the Offered Securities at the same price and upon the same terms and conditions contained in the offer from the third party. If the Company decides to purchase any or all of the Offered Securities it will give written notice to that effect to the Offering Securityholder and the Non-Selling Securityholders. The right of the Company to exercise its option to purchase is subject to the laws of the state of Delaware governing the rights of a corporation to purchase its own securities.

         (c) If the Company does not wish (or is unable) to purchase all of the Offered Securities, each Non-Selling Securityholder will then have the right and option, exercisable at any time during a period of thirty (30) days from the date after which the option indicated in Section 2.1(b) above has expired, to purchase the Offered Securities not purchased by the Company, upon the same terms and conditions contained in the offer from the third party. If a Non-Selling Securityholder elects to so purchase, it will give notice to the Secretary of the Company to that effect, and the Secretary of the Company will promptly notify all other Non-Selling Securityholders. If the total number of Securities specified in the notices of election which are timely delivered by any Non-Selling Securityholder to the Secretary exceeds the number of Offered Securities not purchased by the Company (the "Remaining Securities"), each such electing Non-Selling Securityholder shall have a five (5) day priority right to purchase that portion of the Remaining Securities (but not to exceed the number of Securities specified in its notice of election to purchase) which bears the same ratio to the number of Remaining Securities as the number of Securities it holds bears to the total number of Securities held by all Non-Selling Securityholders electing to purchase. The Remaining Securities not purchased on such a priority basis shall be allocated in one or more successive allocations (with a three (3) day offer period in each such allocation) to those Non-Selling Securityholders electing to exercise such purchase right, up to the number of Securities specified in their respective notices, in the proportion that the number of Securities held by each electing Non-Selling Securityholder bears to the number of Securities held by all electing Non-Selling Securityholders. In determining the number of outstanding Securities, all Securities (other than Common Stock) shall be deemed to be on an "as converted" or "as exercised" basis. The purchase and sale of the Offered Securities must be closed prior to the expiration of the latest offering allocation period.


HomeMax Securityholders' Agreement                                        Page 2

         (d) If the third party fails to purchase the Offered Securities within a period of sixty (60) days from the expiration of the option under Section 2.1(c) above, any subsequent offers for such Securities must be made pursuant to the terms of this Agreement. Any third party purchaser, as a requirement of such purchase, must comply with the last sentence of Section 5.1 below.

         (e) Any rights of any Securityholder under this Section 2 may be assigned or transferred, in whole or in part, to any other Securityholder.

                                    SECTION 3

         3.1 Board of Directors. The Board of Directors of the Company (the "Board") shall consist of four members, two of whom shall be designated by AHC, and two of whom shall be designated by ZNC; provided, however, that should AHC or ZNC fail to designate a person for election as a director of the Company, the holders of voting stock of the Company shall have the right to nominate for election such a director to fill such vacancy. Each Securityholder agrees that, at every regular or special meeting of the stockholders of the Company, and whenever the consent of stockholders, at which meeting or in which consent, one or more of the directors of the Company are to be elected, such Securityholder will vote all Securities entitled to vote owned by such Securityholder or which such Securityholder is entitled to vote, whether by proxy or agreement or otherwise, in favor of the director nominee designated by AHC or ZNC as provided above. Each Securityholder may remove any director designated by such Securityholder, and each other Securityholder agrees, if requested, to vote in favor of any such removal and in favor of any replacement thereof. Any vacancy in the Board shall be filled by the party who designated such departing Board member. The parties hereto agree that the initial directors of the Company after the date hereof shall be Finis F. Teeter and Laurence A. Dawson, Jr. (each designees of AHC) and Ronald G. Gratz and Allen G. Zaring, III (each designees of ZNC).

         Without the unanimous consent of the Securityholders, the Securityholders will not take any action which would change the size of the Board from four or diminish the prospects of the designees of any Securityholder from being elected to the Board as provided in this Section 3.1. Each director designated and elected by the Securityholders shall be reimbursed for all reasonable costs of travel and out-of-pocket expenses incurred in connection with attending any meetings of the Board or any committees thereof.

         3.2 Board Approval. The Company and Securityholders agree that the Company shall not, and shall not permit any subsidiary to, without the prior unanimous written consent of the all of the directors of the Company then in office:

         (a) Acquire any capital stock or substantially all of the assets of any other entity (including, without limitation, the formation of any new subsidiaries);

         (b) Issue any capital stock, or securities convertible, exchangeable or exercisable into shares of capital stock (including, without limitation, stock options or warrants to purchase capital stock);


HomeMax Securityholders' Agreement                                        Page 3

         (c) Consummate a merger involving the Company or a subsidiary of the Company in which the Company or such subsidiary is not the surviving entity, or any sale, lease or other disposition of all or substantially all of its assets, or any liquidation, dissolution, recapitalization or reorganization, in any form of transaction, by the Company or a subsidiary of the Company;

         (d)  Amend its articles of incorporation or bylaws in any manner;

         (e) Authorize or approve any liquidation, dissolution, reorganization or bankruptcy;

         (f) Declare or pay any dividends on, or make any other distributions with respect to, its capital stock;

         (g)  Change the authorized number of directors from the present four
(4) members; or

         (h) Authorize the Company to open, close, acquire, sell, mortgage or lease a sales center village.

         Notwithstanding the above, if at any time a majority of the members of the Board reasonably determine that the Company is, or in the near future reasonably may become, insolvent, the items set forth above in this Section 3.2 shall only require the affirmative vote of a majority of the members of the Board with respect to actions undertaken by the Board intended to resolve, in whole or in part, such insolvency.

         Notwithstanding anything in this Agreement or any other agreement between AHC and ZNC to the contrary, upon the written request of AHC to the Company, AHC, ZNC and the Company will each take all actions necessary or advisable to convert the Company and/or any of its subsidiaries into limited liability companies (as so requested by AHC), the cost of which conversion shall be borne by the Company.

                                    SECTION 4

         4.1 Put and Call. (a) During the 90-day period (the "Put/Call Period") beginning on the third anniversary of the date hereof, ZNC shall have the right to sell to AHC and AHC shall be required to purchase from ZNC (the "Put"), and AHC shall have the right to purchase from ZNC and ZNC shall be required to sell to AHC (the "Call"), all but not less than all of the Securities owned by ZNC (the "ZNC Interest"); provided, that the Put or Call may be exercised earlier if the Companies (as defined in that certain Amended and Restated Securities Purchase Agreement, dated as of March 15, 1999, (the "Purchase Agreement"), by and among the parties hereto and HomeMax Operating Properties, L.L.C., a Delaware limited liability company ("HOP")) achieve an aggregate of $5,000,000 in consolidated earnings before interest and taxes ("EBIT") for any four consecutive calendar quarters.



HomeMax Securityholders' Agreement                                        Page 4

         (b) If ZNC or AHC elects to exercise the Put or Call it shall send written notice thereof to the other party in the manner set forth in Section 7.8 (the date of such notice being hereafter referred to as the "Put Notice Date") during the Put/Call Period. The purchase price for the ZNC Interest (the "Put/Call Price") shall be equal to the greater of (i) 50% of the Net Book Value (as defined in the Purchase Agreement) of the Companies as of the end of the quarter following the Put Notice Date or (ii) (7 times (the Companies' EBIT for the preceding four calendar quarters) less the Companies' outstanding debt (including floor plan debt)) times (50%).

         (c) The Put/Call Price shall be payable in full in cash; provided, however, that AHC, in its sole discretion and upon written notice to ZNC, may elect to pay a portion of the Put/Call Price in Common Stock of AHC, par value $0.05 per share (the "AHC Common Stock). AHC shall provide such notice in writing to ZNC on the Put Notice Date or within five (5) days after the Put Notice Date, if ZNC exercises its Put (the "Percentage Election Notice"). If AHC elects to pay a portion of the Put/Call Price in AHC Common Stock (the "Share Election"), the portion shall be an amount up to 40% (the "Elected Percentage") multiplied by the sum of the Put/Call Price plus the amount of the Company's consolidated indebtedness as reported on the Put Notice Date, which amount shall be the "Share Amount." The Percentage Election Notice shall include the Elected Percentage.

         (d) If AHC elects the Share Election, AHC shall file a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), registering a number of shares of AHC Common Stock equal to the Share Amount divided by the average of the high and low prices of the AHC Common Stock as reported on the NASDAQ National Market (or another exchange or trading system on which the AHC Common Stock is then traded or reported) for the ten
(10) trading days prior to the Put Notice Date (the "Registered Shares").

         (e) AHC shall use all commercially reasonable efforts to file the Registration Statement on an appropriate form with the Securities and Exchange Commission no later than thirty (30) days after the Put Notice Date (the "Required Filing Date"). AHC shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective no later than sixty
(60) days after filing the Registration Statement.

         (f) If AHC elects the Share Election, ZNC shall inform AHC, in writing, within ten (10) days after the Put Notice Date whether ZNC elects to (i) receive the Registered Shares or (ii) have AHC control and direct the sale of the Registered Shares on behalf of ZNC; in which case (x) AHC shall have complete and absolute authority over the sale of the Registered Shares, and (y) AHC shall receive all proceeds from the sale of the Registered Shares, subject to the payment to ZNC specified in (h) below.

         (g) If ZNC elects to receive the Registered Shares, AHC shall cause the Registration Statement to remain effective for one (1) year from the effective date of the Registration Statement.



HomeMax Securityholders' Agreement                                        Page 5

         (h) In the event that AHC sells the Registered Shares on behalf of ZNC and receives the cash proceeds, AHC shall pay to ZNC, in cash, an amount equal to the Share Amount together with interest on the outstanding balance of the Share Amount, which shall accrue at a rate equal to the daily prime rate per annum as announced from time to time by PNC Bank, National Association, or its successor for the period from the Cash Closing Date (as defined below) to the closing of the Share Election portion of the Put/Call Price specified below. In the event that the proceeds of the sale of the Registered Shares exceed the Share Amount, AHC is entitled to retain such excess, provided that ZNC receives the amount of interest, as previously specified. In the event that the proceeds of the sale of the Registered Shares are less than the Share Amount, or a sale of the Registered Shares does not occur for whatever reason, then AHC owes ZNC the Share Amount in cash with interest as specified above.

         (i) In the event that AHC does not elect the Share Election, AHC shall pay the Put/Call Price in cash to ZNC within ten (10) business days after the determination of the Put/Call Price pursuant to Section 4.1(j) below (the "Cash Closing Date"). If AHC elects the Share Election, the closing of the cash portion of the Put/Call Price shall occur on the Cash Closing Date and the closing of the Share Amount portion of the Put/Call Price shall occur as soon as practicable and in any event within (i) ninety-five (95) days after the effectiveness of the Registration Statement or (ii) sixty (60) days from the end of the quarter in which the Net Book Value is determined for purposes of calculating the Put/Call Price, whichever is longer. If the Registration Statement is not declared effective, then the closing of the Share Amount portion of the Put/Call Price shall occur within the longer of: (i) one-hundred and twenty (120) days after the Put Notice Date or (ii) the time period set forth in item (ii) above.

         (j) The Company shall cause an audit of the Companies' books and records to be undertaken as of the quarter following the Put Notice Date in order to verify the Put/Call Price. The "Put/Call Price" shall be determined as follows:

                  (i)  By mutual agreement of AHC and ZNC;

                  (ii) If AHC and ZNC are unable to reach agreement, then by mutual agreement of the ZNC's Auditors (as defined in the Purchase Agreement) and AHC's Auditors (as defined in the Purchase Agreement); or

                  (iii) If the AHC's Auditors and ZNC's Auditors are unable to reach agreement on the calculation of the Put/Call Price (being defined as amounts in excess of $100,000 in the aggregate), then, at the request of either Auditors, the disagreement shall be submitted to the Third-Party Auditors (as defined in the Purchase Agreement) for its determination, which determination shall be final and binding on the Parties. The closing of the Put or Call shall be extended during any period in which there is a dispute regarding the Put/Call Price for the length of time during which the dispute exists.



HomeMax Securityholders' Agreement                                        Page 6

         (k) The parties acknowledge and agree that there shall not exist as a basis for disagreement any previously utilized and disclosed capitalization policies of the Companies. Each Party shall bear its own cost and expense in connection with this Section 4.1 (with the costs and expenses of the Companies being borne by ZNC), with the cost and expenses of the Third-Party Auditors being split equally between AHC and ZNC.

         (l) Simultaneously with the closing of the Put or Call (as the case may be), ZNC shall assign and transfer, or cause to be assigned and transferred, over to AHC for $10.00 all membership interests of HOP then held by ZNC or any transferee or assignee of ZNC (such that, after such assignment, AHC and any of its transferees will own 100% of the membership interests of HOP on a fully-diluted basis).

                                    SECTION 5

         5.1 Stock Legend. The Company and each Securityholder agree that all certificates or agreements representing Securities (or options or other instruments to purchase Securities) that at any time are subject to the provisions of this Agreement will have endorsed upon them in capitalized type a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT ("AGREEMENT"), DATED AS OF MARCH 15, 1999, AS MAY BE AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN OF ITS SECURITYHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE AGREEMENT CONTAINS CERTAIN RESTRICTIONS ON SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THE AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

         Each holder of Securities (or options or other instruments to purchase Securities) subject to the provisions of this Agreement issued prior to the date hereof agrees to deliver all certificates and agreements representing Securities to the Company for the purpose of endorsing said legend thereon. The Company agrees to maintain a counterpart of this Agreement in its principal and/or registered office. Under no circumstances will any sale or other transfer of any Securities subject to this Agreement be valid until the proposed transferee has executed and become a party to an Agreement substantially similar to this Agreement and thereby becomes subject to all provisions of this Agreement, unless the requirement is waived by written consent of the parties to this Agreement as provided below; and notwithstanding any other provisions of this Agreement, no such sale or other


HomeMax Securityholders' Agreement                                        Page 7
transfer of any kind will in any event result in the nonapplicability of the provisions of this Agreement at any time to any of the Securities subject to this Agreement.

                                    SECTION 6

         6.1 Termination. This Agreement shall terminate automatically upon the dissolution of the Company or upon the occurrence of any event which reduces the number of Securityholders to one.

                                    SECTION 7

         7.1 Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         7.2 Severability. In the event that any of the provisions of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected, and in lieu of such unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms as may be valid and enforceable.

         7.3 Terms; Captions. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         7.4 Applicable Law. This Agreement has been executed in and will be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof.

         7.5 Binding Effect. Subject to the restrictions against transfer or assignment as contained in this Agreement, the provisions of this Agreement will benefit and will be binding on the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. Neither this Agreement nor any right or obligation created hereby shall be assignable by any party hereto.

         7.6 Amendment; Waiver. This Agreement may only be amended, or provision waived, by the written consent of AHC, ZNC and the Company.

         7.7 Entire Agreement. This Agreement contains the entire understanding among the parties concerning the subject matter contained in this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.


HomeMax Securityholders' Agreement                                        Page 8

         7.8 Notices. All notices required or permitted to be given hereunder will be deemed to be duly given (a) on the date of delivery if delivered in person, (b) one (1) days after sent by overnight delivery or by telecopy, where receipt of delivery or confirmation of telecopy is received, or (c) three (3) days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to the Company or the Securityholder(s), as appropriate, at the respective addresses indicated on the signature page of this Agreement. The addresses of the Company and the Securityholders, or any of them, may be changed only by giving written notice of such change of address to all of the other parties hereto in the manner provided above.

         7.9 Injunctive Relief. The parties acknowledge that in the event a party to this Agreement fails to perform, observe or discharge any of its respective obligations under this Agreement, any other party hereto shall be entitled to temporary and permanent injunctive relief in such case without the necessity of proving actual damages, and such remedy shall be in addition to other relief as may be provided by law or in equity, including specific performance. If any legal action is required to enforce the terms of this Agreement, the prevailing party shall be entitled to the reasonable costs of enforcement, including attorneys' fees.

         7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



HomeMax Securityholders' Agreement                                        Page 9

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first indicated above.

                                  HOMEMAX, INC.


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                  Address:   3691 Trust Drive
                                             Raleigh, North Carolina 27606
                                             Attention: President


                                  AMERICAN HOMESTAR CORPORATION


                                  By:
                                     ------------------------------------------
                                           Laurence A. Dawson, Jr.,
                                           President

                                  Address:   2221 East Lamar Blvd., Suite 790
                                             Arlington, Texas 76006
                                             Attention:  President


                                  ZARING NATIONAL CORPORATION


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                  Address: 11300 Cornell Park Drive, Suite 500 Cincinnati, Ohio 45202-1825
                                             Attention: Chief Financial Officer



HomeMax Securityholders' Agreement                                       Page 10

                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT


                                  BY AND AMONG

                          ZARING NATIONAL CORPORATION,

                                 HOMEMAX, INC.,

                      HOMEMAX OPERATING PROPERTIES, L.L.C.

                                       AND

                          AMERICAN HOMESTAR CORPORATION





                           DATED AS OF MARCH 15, 1999

                                TABLE OF CONTENTS

Article 1.
         Definitions.............................................................1
         1.1      Definitions....................................................1
Article 2.
         Purchase and Sale; Investment Covenants.................................1
         2.1      Investor's Purchase of Common Stock and HOP Interests..........1
         2.2      Investor's Loan to the Company.................................3
         2.3      Option to Purchase Common Stock of Investor....................3
         2.4      Working Capital Loans..........................................3
         2.5      Operating Leases...............................................3
         2.6      Replacement of Model Homes.....................................4
         2.7      Management and Consulting Agreement............................4
         2.8      Noncompetition Agreement.......................................4
         2.9      Securityholders Agreement......................................4
         2.10     Registration Rights Agreement..................................5
         2.11     Cooperation....................................................5
         2.12     Conversion of Debt.............................................5
Article 3.
         Closing; Conditions to Closing..........................................5
         3.1      Closing........................................................5
         3.2      Conditions to Closing of Investor..............................5
         3.3      Conditions to Closing of ZNC, the Company and HOP..............7
Article 4.
         Representations and Warranties of ZNC...................................9
         4.1      Organization...................................................9
         4.2      Power..........................................................9
         4.3      Authorization..................................................9
         4.4      Capitalization................................................10
         4.5      Preemptive Rights; Registration Rights........................10
         4.6      Financial Statements..........................................10
         4.7      Liabilities and Obligations...................................10
         4.8      Employee Matters..............................................11
         4.9      Employee Benefit Plans........................................12
         4.10     Absence of Certain Changes....................................13
         4.11     Commitments...................................................15
         4.12     Insurance.....................................................17
         4.13     Patents, Trademarks, Service Marks and Copyrights.............17
         4.14     Tax Matters...................................................17
         4.15     Title to Assets; Condition of Assets..........................18
         4.16     Real Property.................................................19
         4.17     Effect of Transactions; Compliance with Obligations...........19
         4.18     Litigation....................................................19

         4.19     Legal Compliance..............................................19
         4.20     Subsidiaries; Joint Ventures..................................19
         4.21     Brokerage.....................................................19
         4.22     Disclosure....................................................19
         4.23     Ownership Interests of Interested Persons.....................20
         4.24     Investments in Competitors....................................20
         4.25     Environmental Matters.........................................20
         4.26     Certain Payments..............................................20
         4.27     Government Inquiries..........................................20
         4.28     Consents......................................................20
         4.29     Inventory.....................................................21
         4.30     Books of Account..............................................21
         4.31     Accounts Receivable...........................................21
         4.32     Distributions and Repurchases.................................21
         4.33     Product Warranties............................................21
         4.34     Year 2000 Compliance..........................................21
         4.35     Completion of Villages........................................22
Article 5.
         Representations of Investor............................................22
         5.1      Authorization.................................................22
         5.2      Status of Investor............................................22
         5.3      Shares Purchased for Investment...............................22
         5.4      Brokerage.....................................................23
         5.5      Litigation....................................................23
         5.6      Organization..................................................23
         5.7      Effect of Transactions........................................23
         5.8      Financial Statements..........................................23
         5.9      Power.........................................................24
         5.10     Consents......................................................24
         5.11     1934 Act......................................................24
Article  6.
         ZNC's, the Company's and HOP's Covenants...............................24
         6.1      Consummation of Agreement.....................................24
         6.2      Business Operations...........................................24
         6.3      Access........................................................25
         6.4      Material Change...............................................25
         6.5      Approvals of Third Parties....................................25
         6.6      No Negotiation with Others....................................25
         6.7      Amendment of Schedules........................................25
Article 7.
         Investor's Covenants...................................................26
         7.1      Consummation of Agreement.....................................26
         7.2      Approvals of Third Parties....................................26
         7.3      Material Change...............................................26

Article 8.
         Indemnification........................................................26
         8.1      Indemnification by ZNC........................................26
         8.2      Indemnification by Investor...................................27
         8.3      Limitations on Indemnification Obligations....................27
         8.4      Conditions of Indemnification.................................27
         8.5      Waiver........................................................28
         8.6      Remedies Exclusive............................................29
         8.7      Offset........................................................29
         8.8      Indemnification, Costs, Expenses and Legal Fees...............29
         8.9      Specific Performance..........................................29
         8.10     Insurance and Warranties......................................29
         8.11     Survival of Representations and Warranties....................29
Article 9.
         Termination............................................................30
         9.1      Termination...................................................30
Article 10.
         Post-Closing Covenants ................................................31
         10.1     ..............................................................31
         10.2     ..............................................................31
         10.3     ..............................................................31
         10.4     ..............................................................31
         10.5     ..............................................................31
Article 11.
         General................................................................31
         11.1     Amendments....................................................31
         11.2     Headings......................................................31
         11.3     Governing Law.................................................32
         11.4     Notices and Demands...........................................32
         11.5     Severability..................................................32
         11.6     Expenses......................................................32
         11.7     Publicity and Disclosures.....................................32
         11.8     Entire Agreement..............................................32
         11.9     Assignment....................................................33
         11.10    Parties in Interest; No Third Party Beneficiaries.............33
         11.11    Counterparts..................................................33

                                    EXHIBITS

A        Definitions
B        Investor Note
C        Company Note
D        Option Agreement
E        Form of Working Capital Note
F        ZNC Note
G        Management and Consulting Agreement
H        Noncompetition Agreement
I        Securityholders Agreement
J        Registration Rights Agreement
K        Frost & Jacobs Opinion
L        Jackson Walker L.L.P. Opinion
M        HOP Operating Agreement
N        Operating Leases Assignment and Assumption Agreement
O        Sublease Agreement

                              AMENDED AND RESTATED
                          Securities Purchase Agreement


         Zaring National Corporation, an Ohio corporation (the "ZNC"), HomeMax, Inc., a Delaware corporation and wholly-owned subsidiary of ZNC (the "Company"), HomeMax Operating Properties, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of ZNC ("HOP"), and American Homestar Corporation, a Texas corporation ("Investor"), enter into this Amended and Restated Securities Purchase Agreement, dated as of March 15, 1999 (this "Agreement"). This Agreement amends, restates and replaces in its entirety that certain Securities Purchase Agreement by and among ZNC, the Company, HOP and Investor dated as of February 24, 1999 and all references to such agreement shall now mean this Agreement.

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Definitions. Certain terms used in this Agreement have the meanings set forth in Exhibit A attached hereto.

                                   ARTICLE 2.
                     PURCHASE AND SALE; INVESTMENT COVENANTS

         2.1 Investor's Purchase of Common Stock and HOP Interests.

             (a) At the Closing, (i) Investor shall purchase from ZNC, and ZNC shall sell to Investor, 25% of the Outstanding Common Stock (the "Investor Shares") at a purchase price (the "Purchase Price") equal to 25% of the Net Book Value as of December 31, 1998, for which Investor shall issue to ZNC a promissory note, in substantially the form set forth in Exhibit B attached hereto (the "Investor Note"); (ii) HOP, Investor and ZNC shall execute and deliver the Operating Agreement, and ZNC shall sell to Investor 25% of the Outstanding HOP Interests (the "Investor Interests") at a purchase price of $10.00; and (iii) upon conversion of the Company Note (as defined below), ZNC shall, and shall cause any transferee of ZNC to, assign 25% of the outstanding Investor Interests to Investor at a purchase price of $10.00 (such that such assigned Investor Interests, together with the Investor Interests assigned in
(ii) above, equal 50% of the then issued and outstanding Investor Interests).

             (b) The Company will cause Arthur Andersen L.L.P. (the "Company's Auditors") to perform an audit of the Company (the "Audit"). The Audit shall include a schedule depicting Net Book Value as of December 31, 1998 shall be prepared by the Company in accordance with GAAP applied on a basis consistent with those applied in the preparation of the Company's 1997 financial statements except that the schedule will not give effect to any asset impairment reserves, if any, which would otherwise be required by GAAP. In addition, the schedule depicting Net Book Value shall give effect to the inclusion of the Total Intercompany Financing Transactions (including assignments, if any, referred to in 3.2(h)) in Net Book Value as of December 31, 1998 and otherwise be presented in a form consistent with Schedule II, Exhibit
A. The Net Book Value schedule shall be accompanied by a certified special purpose report ("Special Purpose Report") which identifies procedures to be performed by the Company's Auditors as determined by the Company and Investor. The Company shall submit the Special Purpose Report, together with all applicable workpapers of Investor and their auditors, KPMG Peat Marwick LLP ("Investors's Auditors") for review and acceptance. If the Audit is reviewed and accepted by Investor's Auditors prior to the Closing, then the Purchase Price shall be as determined utilizing the Audit. If the Audit is not reviewed and accepted by Investor's auditors on or prior to the Closing, then ZNC shall provide its best estimate of Net Book Value (the "Estimate") to Investor at least five business days prior to the Closing, and Investor shall have the opportunity to review and accept the estimate (which acceptance shall not be unreasonably withheld). If the Estimate is used and accepted by Investor, then the Investor Note will be issued utilizing the Estimate. Following the Closing, when Net Book Value is finally determined as provided in Section 2.1, the Investor Note shall be canceled and replaced with an Investor Note that reflects the Purchase Price determined utilizing the Audit.

             (c) If following the Closing Date, the Company's Auditors and Investor's Auditors reach agreement on the Audit, then the Net Book Value as of December 31, 1998, shall be as so agreed, and the Investor Note shall be accordingly completed to reflect such Net Book Value determination; provided, that (i) if the difference between the Estimate and the Audit is an amount that exceeds the Estimate multiplied by five percent (5%) (the "5% Amount"), then the Net Book Value used to determine the Purchase Price shall be an amount equal to
(A) the Estimate plus (B) the 5% Amount and (ii) if the difference between the Estimate and the Audit is an amount that is less than the 5% Amount, then the Net Book Value used to determine the Purchase Price shall be an amount equal to
(A) the Estimate minus (B) the 5% Amount (the "Lowest Net Book Value"); provided, further that if the Net Book Value is determined by the Audit to be less than the Lowest Net Book Value, ZNC shall contribute capital to the Company (without receiving any capital stock, promissory notes or other securities) in an amount equal to the difference between the Net Book Value determined by the Audit and the Lowest Net Book Value, in order to increase the Company's actual Net Book Value to equal the Lowest Net Book Value. If following the Closing Date the Company's Auditors and Investor's Auditors are unable to reach agreement on any material term of the Audit (being defined as amounts in excess of $100,000 in the aggregate), then, at the request of either auditors, the disagreement shall be submitted to PricewaterhouseCoopers, L.L.P. (the "Third-Party Auditors") for its determination, which determination shall be final and binding on the Parties. The Parties acknowledge and agree that there shall not exist as a basis for disagreement any previously utilized and disclosed capitalization policies of the Companies. Each Party shall bear its own cost and expense in connection with this Section 2.1 (with the costs and expenses of the Companies being borne by ZNC), with the cost and expenses of the Third-Party Auditors being split equally between Investor and ZNC.

             (d) In addition to the possible adjustment provided in subparagraphs (b) and (c) above, upon the date of the actual Closing, an adjustment to the Purchase Price (and a corresponding adjustment to the Investor Note (either an increase or decrease, as the case may be)), shall be made to reflect the operating results of the Companies for the period from January 29, 1999 to the Closing Date (with the Investor Note either being: (i) decreased by an amount equal to 25% of the consolidated net income of the Companies for such period; or (ii) increased by an amount equal to 25% of the consolidated net loss of the Companies for such period.

         2.2 Investor's Loan to the Company. At the Closing, Investor shall loan to the Company, and the Company shall borrow from Investor, $4,000,000 (the "Company Note Amount"), for which the Company will issue to Investor a subordinated convertible promissory note, substantially in the form set forth in Exhibit C attached hereto (the "Company Note"). The proceeds of the Company Note shall by used for working capital purposes. Upon conversion of the Company Note, ZNC, AHC and HOP will amend the Operating Agreement so that AHC will own an additional twenty-five percent (25%) of the issued and outstanding HOP Interests on a fully-diluted basis in addition to any other HOP Interests owned by AHC; it being understood and agreed that (i) at the Closing AHC will own 25% of the issued and outstanding HOP Interests on a fully-diluted basis, and (ii) upon conversion of the Company Note, AHC will then own 50% of the issued and outstanding HOP Interests on a fully-diluted basis.

         2.3 Option to Purchase Common Stock of Investor. At the Closing, Investor shall grant to ZNC options to purchase up to 150,000 shares of common stock, par value $0.05 per share, of the Investor (the "Investor Common Stock"), pursuant to an option agreement, substantially in the form set forth in Exhibit D (the "Option Agreement").

         2.4 Working Capital Loans. Investor and ZNC shall each agree to loan to the Company up to $500,000, for which the Company will issue to each of Investor and ZNC a promissory note, substantially in the form set forth in Exhibit E (collectively, the "Working Capital Notes"). The Company may request drawdowns under the Working Capital Notes from time to time upon written request to Investor and ZNC as provided in the Working Capital Notes; it being agreed that all such drawdowns shall be split equally between Investor and ZNC. The proceeds of the Working Capital Notes shall be used by the Company for short-term working capital needs of the Companies. Any future working capital needs of the Companies that are not obtained from a third party may be obtained from Investor and ZNC, each at their sole option, and in any event, unless agreed otherwise by Investor and ZNC, on an equal basis.

         2.5 Operating Leases.

         (a) Immediately prior to the Closing, (i) the Companies shall assign to HOP, and HOP shall assume, all operating leases of the Companies, which operating leases are described in Schedule 2.5(a) (the "Operating Leases"), and the Companies and HOP shall execute and deliver the Operating Leases Assignment and Assumption Agreement; and (ii) the Companies and HOP shall enter into a Sublease Agreement, pursuant to which the Companies shall sublease the Operating Leases from HOP. The Operating Leases include all lease obligations of the Companies as of the Closing Date and all operating leases to be entered into after the Closing by the Companies which are of the type which the Companies generally enter into with respect to their operating retail sales centers, in each case, as of the Closing Date, excluding real estate ground leases, which real estate ground leases are described in Schedule 2.5(b), and which shall remain the obligation of the Companies.

         (b) With respect to each Operating Lease (except for those listed on Schedule 2.5(a) with an *), Zaring represents that HOP shall have the right to purchase the assets underlying the Operating Leases (the "Underlying Assets") at fair market value at the end of the applicable term. In the event that the aggregate purchase price of the Underlying Assets so purchased by HOP exceeds 20% of the aggregate fair market value of such Underlying Assets as of the date that they were first placed in service by the Companies (which fair market values for each Underlying Asset is as set forth on Schedule 2.5(a) attached hereto) (each, a "Previous FMV"), then ZNC shall, upon the written request of Investor, pay to HOP an amount equal to the amount by which the aggregate purchase price for the Underlying Assets so purchased exceeds 20% of the Previous FMVs for the Underlying Assets so purchased; provided that ZNC is permitted to be involved in the asset purchase negotiation.

         (c) Upon the dissolution or winding up of HOP, Investor and ZNC shall assign the Operating Leases and/or Underlying Assets (as the case may be) to the Companies and contribute to the Companies any other assets, including but not limited to cash, received by the Members upon liquidation of HOP.

         2.6 Replacement of Model Homes. After the Closing, the Companies and HOP shall replace the model home inventory of the Companies described on
Schedule 2.6 with homes manufactured by Investor and its affiliates, with such replacements being done in a manner that both: (i) maximizes the Companies' profits after the Closing; and (ii) methodically and expeditiously converts such model home inventory. The costs and expenses of replacing such model home inventory will be payable by HOP, but pursuant to capital contributions to HOP made by Investor and ZNC as set forth in the HOP Operating Agreement. The costs and expenses of replacing such model home inventory shall be allocated at a rate of $7,500 per single-section homes and $12,500 per multi-section homes or in such greater amounts as approved by the Company's Board of Directors.

         2.7 Management and Consulting Agreement. At the Closing, ZNC, the Company and Investor shall enter into a Management and Consulting Agreement, in substantially the form attached hereto as Exhibit G (the "Management Agreement").

         2.8 Noncompetition Agreement. At the Closing, ZNC and Investor shall enter into a Noncompetition Agreement, in substantially the form attached hereto as Exhibit H (the "Noncompetition Agreement").

         2.9 Securityholders Agreement. At the Closing, the Parties shall enter into a Securityholders Agreement, in substantially the form attached hereto as
Exhibit I (the "Securityholders Agreement").

         2.10 Registration Rights Agreement. At the Closing, Investor and ZNC shall enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit J (the "Registration Rights Agreement.").

         2.11 Cooperation. Between the date hereof and the Closing, the Parties agree to review, in good faith, all the documents contemplated by this Agreement and to make such changes thereto as may be necessary to properly document the transactions contemplated by this Agreement and such other documents.

         2.12 Conversion of Debt. The Parties agree that as of the Closing Date, all loans and advances made by ZNC to the Company which are outstanding as of the Closing Date, such amounts being equal to the Total Intercompany Financing Transactions (except for $4,000,000 of such amount, which amount shall be converted to a promissory note in the principal amount of $4,000,000, and substantially in the form of Exhibit "F" attached hereto (the "ZNC Note"), shall be deemed to have been converted into a capital contribution by ZNC to the Company, which capital contribution shall be added to the Company's capital, but for which ZNC shall not receive any capital stock.

                                   ARTICLE 3.
                         CLOSING; CONDITIONS TO CLOSING

         3.1 Closing. The closing of the transactions contemplated herein (the "Closing") will take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, at 10:00 a.m., on or before March 12, 1999, unless extended by the mutual written agreement of ZNC and Investor (the "Closing Date").

         3.2 Conditions to Closing of Investor. Except as may be waived in writing by Investor, the obligations of Investor to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                  (a) ZNC shall deliver to Investor the Investor Shares and the Investor Interests.

                  (b) ZNC, the Company and HOP shall deliver to Investor the following executed documents:

                           (i)      the Management Agreement;
                           (ii)     the Noncompetition Agreement;
                           (iii)    the Securityholders Agreement;
                           (iv)     the Option Agreement;
                           (v)      the Registration Rights Agreement; and
                           (vi)     the HOP Operating Agreement.

                  (c) The Company shall deliver to Investor (i) its Working Capital Note; and (ii) the Company Note.

                  (d) The President of each of ZNC and the Company shall have delivered to Investor an Officer's Certificate certifying to Investor that

                      (i) the representations and warranties of ZNC and the
                  Company contained in the Transaction Documents were true and correct in all material respects when initially made and, after delivery of the Schedule Amendment, are true and correct in all material respects as of the Closing Date;

                      (ii) ZNC and the Companies have performed and complied in
                  all material respects with all covenants and conditions required by this Agreement to be performed and complied with by ZNC and the Company prior to the Closing Date;

                      (iii) no bona fide investigation, action, suit, proceeding or order by any court or governmental body or agency has been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby; and

                      (iv) no material adverse change in the condition
                  (financial or otherwise), operations, assets, liabilities, or business of ZNC or any of the Companies has occurred, and no such material adverse disclosure has been made, since the date of this Agreement.

                  (e) The Secretary of each of ZNC, the Company and HOP shall deliver to Investor a Secretary's Certificate certifying to Investor:

                      (i) the resolutions of the Boards of Directors of ZNC, the
                  Company and HOP authorizing the execution, delivery and performance of the Transaction Documents; and

                      (ii) the incumbency of the officers of ZNC, the Company
                  and HOP executing the Transaction Documents.

                  (f) ZNC shall deliver to Investor certificates, dated within ten days of the Closing Date, of the Secretary of State of each State in which:
(i) ZNC and the Companies were organized; and (ii) any of the Companies are qualified to do business, in each case of (i) and (ii) above, such certificate shall state that such corporation is in existence and is in good standing to transact business in such State.

                  (g) Frost & Jacobs, LLP, counsel for ZNC, the Company and HOP, shall deliver to Investor a legal opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit K.

                  (h) The representations and warranties of ZNC and the Company contained herein shall have been true and correct in all material respects when initially made and, after the delivery of the Schedule Amendment, shall be true and correct in all material respects as of the Closing Date.

                  (i) No bona fide investigation, action, suit, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  (j) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of ZNC or the Companies shall have occurred, and no such material adverse development shall have been disclosed, since the date of this Agreement.


                  (k) All authorizations, approvals, consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Date.

                  (l) ZNC, the Company and HOP shall have performed and complied in all material respects with all covenants and conditions required by the Agreement to be performed and complied with by them prior to the Closing Date.

                  (m) In the event the Village Obligations (as defined in Section 4.35 below) have not been paid in full, then ZNC shall deliver to the Companies an assumption agreement pertaining to the assumption of the Village Obligations, which assumption agreement shall be in form and substance reasonably acceptable to the Parties.

         3.3 Conditions to Closing of ZNC, the Company and HOP. Except as may be waived in writing by ZNC, the Company and HOP, the obligations of ZNC, the Company and HOP to be performed hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

                  (a) Investor shall have delivered to ZNC, the Company or HOP (as the case may be) the following executed documents:

                      (i) the Investor Note;
                      (ii) the Management Agreement;
                      (iii) the Noncompetition Agreement;
                      (iv) the Option Agreement;
                      (v) the Securityholders Agreement;
                      (vi) the Registration Rights Agreement; and
                      (vii) the HOP Operating Agreement.

                  (b) The President of Investor shall have delivered to ZNC, the Company and HOP an Officer's Certificate certifying to ZNC, the Company and HOP that:

                      (i) the representations and warranties of Investor
                  contained in the Transaction Documents were true and correct in all material respects when initially made and are true and correct in all material respects as of the Closing Date;

                      (ii) Investor has performed and complied in all material
                  respects with all covenants and conditions required by this Agreement to be performed and complied with by Investor prior to the Closing Date; and

                      (iii) no bona fide investigation, action suit, proceeding
                  or order by any court or governmental body or agency has been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  (c) The Secretary of Investor shall have delivered to ZNC, the Company and HOP a Secretary's Certificate certifying to ZNC, the Company and
HOP:

                      (i) that the resolutions of the Boards of Directors of
                  Investor authorizing the execution, delivery and performance of the Transaction Documents are true and correct copies of the originals thereof subject to no modifications or amendments; and

                      (ii) the incumbency of the officers of Investor executing
                  the Transaction Documents.

                  (d) Jackson Walker L.L.P., counsel for Investor, shall deliver to ZNC a legal opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit L.

                  (e) The representations and warranties of Investor contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

                  (f) Investor shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

                  (g) No bona fide investigation, action, suit, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  (h) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Investor shall have occurred, and no such material adverse development shall have been disclosed, since the execution of this Agreement.

                  (i) Investor shall have delivered to ZNC a certificate, dated within ten days of the Closing Date, of the Secretary of State of Texas which shall state that Investor is in existence and good standing to transact business in Texas.

                  (j) All authorizations, approvals, consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Date.

                  (k) The Company shall deliver to ZNC (i) its Working Capital Note; and (ii) the ZNC Note.

                  (l) Investor shall deliver to the Company the Company Note Amount.

                                   ARTICLE 4.
                      REPRESENTATIONS AND WARRANTIES OF ZNC

         ZNC represents and warrants to Investor that the following are true and correct as of the date hereof and will be true and correct, after delivery of the Schedule Amendment, as of the Closing Date as if made on that date:

         4.1 Organization. ZNC and each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Companies are qualified to do business in the States listed on Schedule 4.1, and none of the Companies are required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on such Company.

         4.2 Power. ZNC and each of the Companies have all required corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted. ZNC, the Company and HOP have all required power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents. The Certificate of Incorporation and Bylaws of each of the Companies (including the Articles of Formation of HOP), copies of which have been provided to Investor, are correct and complete.

         4.3 Authorization. All action on the part of ZNC, the Company and HOP necessary for the authorization, execution, delivery and performance of the Transaction Documents by ZNC, the Company and HOP and the performance of all of ZNC's, the Company's and HOP's obligations hereunder have been taken. The Transaction Documents executed by ZNC, the Company and HOP are valid and binding obligations of ZNC, the Company and HOP enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights or the relief of debtors, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action of ZNC, the Company and HOP.

         4.4 Capitalization. The authorized and issued capital stock of each of the Companies and the names and ownership interests of their respective shareholders is as set forth in Schedule 4.4. All of the presently outstanding shares of capital stock of the Companies have been validly authorized and issued and are fully paid and nonassessable. Except as provided in Schedule 4.4, none of the Companies has issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. Except as set forth on
Schedule 4.4 or as contemplated under the Transaction Documents, there are no agreements to which ZNC or any of the Companies is a party or has knowledge regarding the issuance, registration, voting or transfer of its outstanding shares of capital stock of the Companies. No dividends are accrued but unpaid on any capital stock of any of the Companies.

         4.5 Preemptive Rights; Registration Rights. There are no preemptive rights affecting the issuance or sale of any of the Companies' capital stock. None of the Companies is under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         4.6 Financial Statements. Schedule 4.6(a) contains correct and complete copies of the Financial Statements. The Financial Statements are in accordance with the books and records of the Companies, have been prepared consistent with past practices, have been prepared in accordance with GAAP (except as set forth in Schedule 4.6(b)) consistently applied and present fairly the financial position of the Companies on the dates of such statements and the results of their operations on a consolidated basis for the periods covered. The Companies maintain their books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and dispositions of its assets, liabilities and securities.

         4.7 Liabilities and Obligations. Except as set forth in Schedule 4.7, the Financial Statements reflect all liabilities of the Companies required to be included therein in accordance with GAAP, and arising out of transactions effected or events occurring on or prior to the date hereof and the Closing Date. Except as set forth in the Financial Statements, none of the Companies is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity (except of other Companies), and none of the Companies knows of any basis for the assertion of any other claims or liabilities of any nature or in any amount. HOP has no assets or liabilities, except it will assume the Operating Leases prior to Closing as provided in this Agreement.

            4.8   Employee Matters.

                  (a) Cash Compensation. Schedule 4.8(a) contains a complete and accurate list of the names, titles and Cash Compensation of all executive management of the Companies, regardless of compensation levels and all other employees as of the date hereof. In addition, Schedule 4.8(a) contains a complete and accurate description of (i) all increases in Cash Compensation of such employees during the current calendar year, (ii) any promised increases in Cash Compensation of such employees that have not yet been effected and (iii) the amount of all accrued but unpaid incentive compensation as of December 31, 1998.

                  (b) Compensation Plans. Schedule 4.8(b) contains a complete and accurate list of all Compensation Plans sponsored by the Companies or to which any of the Companies contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 4.9(a) . The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Employment Agreements. Schedule 4.8(c) contains a complete and accurate list of all written employment agreements and the terms of all oral arrangements (other than those for normal employer/employee relationships which are terminable at will) of the Companies (the "Employment Agreements"). The Employment Agreements include, without limitation, employee leasing agreements, employee services agreements, severance agreements and noncompetition agreements.

                  (d) Employee Policies and Procedures. Schedule 4.8(d) contains a complete and accurate list of all written Employee Policies and Procedures. There are no material unwritten Employee Policies or Procedures.

                  (e) Unwritten Amendments. No material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

                  (f) Labor Compliance. Except as set forth in Schedule 4.8(f), since November 26, 1996, each of the Companies (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Except as set forth in Schedule 4.8(f), since November 26, 1996, none of the Companies has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. Except as set forth in Schedule 4.8(f), since November 26,

1996, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or threatened against any of the Companies before any federal, state or local court, board, department, commission or agency nor to its knowledge does any basis therefor exist or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting any of the Companies, nor to its knowledge does any basis therefor exist.

                  (g) Unions. None of the Companies is a party to any agreement with any union, labor organization or collective bargaining unit. No employees of any of the Companies are represented by any union, labor organization or collective bargaining unit. None of the employees of any of the Companies have threatened to organize or join a union, labor organization or collective bargaining unit.

                  (h) Aliens. To its knowledge, all of the employees of the Companies are citizens of, or are authorized to be employed in, the United States.

         4.9      Employee Benefit Plans.

                  (a) Identification. Schedule 4.9(a) contains a complete and accurate list of all Employee Benefit Plans sponsored by ZNC or any of the Companies to which employees of the Companies participate in or are entitled to benefits under or to which ZNC or any of the Companies contributes on behalf of the employees of any of the Companies and all Employee Benefit Plans previously sponsored or contributed to on behalf of those employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan. Neither ZNC, any of the Companies nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) Administration. Each Employee Benefit Plan has been administered and maintained in substantial compliance with all laws, rules and regulations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. To its knowledge, no threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (c) Qualification. ZNC or the Companies (as the case may be) has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code (although any such determination letter does not apply to any requirements applicable to such plan with respect to which the remedial amendment period for making amendments to such plan has not yet expired under Revenue procedures, notices or other guidance of the Internal Revenue Service.) No proceedings exist or to its knowledge have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  (d) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a Controlled Group. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither ZNC, any of the Companies nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. The Financial Statements contain an accrual for any liabilities as of the date thereof under any Employee Benefit Plans.

                  (e) PBGC. No facts or circumstances exist that would result in the imposition of liability against Investor by the Pension Benefit Guaranty Company as a result of any act or omission by ZNC, any of the Companies, or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                  (f) Retirees. None of the Companies has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with any of the Companies other than coverage mandated by Sections 601 through 608 of ERISA and 4980(f) of the Code, short-term extensions of coverage (such as for six months in the event of disability) or other extensions required by law.

         4.10 Absence of Certain Changes. Except as set forth in Schedule 4.10, since October 31, 1998, none of the Companies has:

                  (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of ZNC, any of the Companies or any shareholder of ZNC or any of the Companies in its condition (financial or otherwise), operations, assets, liabilities or business;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $100,000 or paid any capital expenditures in excess of $100,000, except for any such purchases or payments related to the completion of the Villages;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities except in the ordinary course of business;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims, except in the ordinary course of business;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets, except in the ordinary course of business;

                  (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially adversely affected, or could materially adversely affect, its business;

                  (h) acquired or disposed of any assets except in the ordinary course of business;

                  (i) written up or written down the carrying value of any of its assets;

                  (j) changed any accounting principles, methods or practices followed or changed the costing system or depreciation methods of accounting for its assets;

                  (k) waived any rights or forgiven any claims of over $10,000;

                  (l) lost, terminated or been advised of any substantial change in the relationship with any salaried employee, customer or supplier, which termination or change has materially and adversely affected, or could materially and adversely affect, its business or assets;

                  (m) increased the compensation of any director or officer;

                  (n) increased the compensation of any employee except in the ordinary course of business;

                  (o) made any payments to or loaned any money to any person or entity referred to in Section 4.23;

                  (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of its capital stock;

                  (r) entered into any material agreement with any person or group, or modified or amended in any material respect the terms of any such existing material agreement except in the ordinary course of business; or

                  (s) entered into, adopted or amended any Employee Benefit
Plan.

         4.11     Commitments.

                  (a) Commitments; Defaults. Except as set forth in Schedule 4.11, none of the Companies has entered into and remains obligated under, nor are the stock, the assets or the business of any of the Companies bound by, whether or not in writing, any

                           (i)    partnership or joint venture agreement;

                           (ii) deed of trust or other security agreement in respect of any obligation in excess of $10,000;

                           (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond in respect of any obligation in excess of $10,000;

                           (iv) employment, consulting or compensation agreement or arrangement (other than those for normal employer/employee relationships which are terminable at will), including the election or retention in office of any director or officer;

                           (v)    labor or collective bargaining agreement;

                           (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another in excess of $10,000;

                           (vii) deed or other document currently in effect evidencing an interest in or contract to purchase or sell real property;

                           (viii) agreement with dealers or sales or commission agents, investment bankers, financial advisors, business brokers, public relations or advertising agencies, accountants or attorneys providing for payments in excess of $10,000 in any year;

                           (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee (excluding the real estate leases set forth on Schedule 2.5(a) and (b)) providing for payments in excess of $10,000 in any year;

                           (x) agreement between any of the Companies and any affiliate of ZNC or any of the Companies;

                           (xi) agreement relating to any material matter or transaction in which a material interest is held by a person or entity that is an affiliate of ZNC or any of the Companies;

                           (xii) any agreement out of the ordinary course of business for the acquisition of services, supplies, equipment or other personal property and involving more than $100,000 in the aggregate;

                           (xiii) powers of attorney;

                           (xiv)  contracts containing noncompetition covenants;

                           (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $100,000 or in excess of $5,000 if it terminates more than 30 days after the date hereof;

                           (xvi)  agreement relating to any matter or
         transaction in excess of $5,000 and in which an interest is held by any person or entity referred to in Section 4.23;

                           (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of any of the Companies of a particular product or service for an amount in excess of $5,000; or

                           (xviii) any other agreement or commitment not made in the ordinary course of business providing for payments in amounts or the provisions of services having a value in excess of $10,000.

All of the foregoing are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Investor. There are no existing material defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by any of the Companies, and no penalties have been incurred nor are amendments pending, with respect to the Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or to its knowledge may be made by any party thereto, nor has any of the Companies waived any rights thereunder.

              (b) No Cancellation or Termination of Commitment. Except as contemplated hereby, neither ZNC nor any of the Companies has received written notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither ZNC nor any of the Companies knows of any fact that would justify the exercise of such a right. Neither ZNC nor any of the Companies currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment.

         4.12 Insurance. A list and brief description of all insurance policies of each of the Companies are set forth in Schedule 4.12.

         4.13 Patents, Trademarks, Service Marks and Copyrights.

              (a) Ownership. The Company or ZNC owns the federally registered trademark and tradename "HomeMax" and "Home Sweet Home" without conflict with the rights of others and at the Closing, if ZNC is the owner, it shall assign all of its rights in and to such trademark and tradename to the Company. Each of the Companies owns all other patents, trade-marks, software, service marks and copyrights, if any, necessary to conduct their business, or possess adequate licenses or other rights, if any, therefor, without conflict with the rights of others.

              (b) Conflicting Rights of Third Parties. Each of the Companies has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Except as set forth in Schedule 4.13(b), use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

              (c) Claims of Other Persons. Neither ZNC nor any of the Companies has knowledge of any claim that, or inquiry as to whether, any product, activity or operation of any of the Companies infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or to its knowledge are threatened that challenge the rights of any of the Companies with respect thereto. None of the Companies has given and is bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by it.

         4.14 Tax Matters. All required foreign, federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of each of the Companies have been accurately prepared and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. The Companies are not and have not been delinquent in the payment of any tax, assessment or governmental charge. The Companies are not and never had any tax deficiency proposed or assessed against them and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except for sales tax audits, none of the Companies' franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding investigation or claim is now pending nor to its knowledge threatened against any of the Companies, and to its knowledge no issue or question has been raised (and is currently to its knowledge pending) by any taxing authority in connection with any of the Companies' tax returns or reports.

         The reserves for taxes, assessments and governmental charges reflected in the Financial Statements are sufficient for the payment of all unpaid taxes and governmental charges payable by the Companies with respect to the period ended December 31, 1998. Since January 1, 1998, the Companies have made adequate provisions on their respective books of account for all taxes, assessments and governmental charges with respect to their respective businesses, properties and operations for such period. The Companies have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories. ZNC is responsible for, and shall pay, any tax liability arising from the business of the Companies prior to the Closing Date except as provided for in the Financial Statements.

         4.15 Title to Assets; Condition of Assets. Except as disclosed on
Schedule 4.15(a), the Companies have good and marketable title to, or a valid leasehold interest in, their respective assets, including, without limitation, those reflected on the Financial Statements (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (a) liens for taxes and assessments, as listed on Schedule 4.15(b), not yet due and payable or being contested in good faith in appropriate proceedings, as listed on Schedule 4.15(b), and (b) encumbrances that are incidental to the conduct of their respective businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by the Company or the Subsidiaries, as the case may be, and (c) easements, restrictions, encroachments and conditions which do not have a material adverse effect on the use of such asset (collectively, the "Permitted Exceptions"). The Companies lease the personal property with a value in excess of $1,000 described on Schedule 2.5(a) attached hereto, all of which leases are valid and subsisting and none of them is in default. The Companies possess all tools which have been provided to them by any suppliers or which they lease, all of which tools are in good working order, wear and tear excepted, except for such tools at any manufacturing plant where the obligation with respect to returning any such tools that are missing or do not work does not exceed $5,000 in the aggregate. All real property leases under which the Companies are operating are valid and subsisting and none of them is in default. A listing of said leases, their terms and current monthly lease payments is attached hereto as Schedule 2.5(b).

         4.16 Real Property. A description of all interests in real property owned by the Companies (collectively, the "Real Property") is set forth on
Schedule 4.16 and Schedule 4.29(b). Except as set forth on Schedule 4.15(a), the Companies have good, valid and marketable title to all the Real Property, subject to Permitted Exceptions.

         4.17 Effect of Transactions; Compliance with Obligations. Except as set forth on Schedule 4.17, the execution, delivery and performance of this Agreement by ZNC, the Company and HOP, and the consummation of the transactions contemplated by the Transaction Documents and the performance of the businesses of the Companies as now conducted, does not and will not violate any terms of the articles of incorporation or bylaws of any of the Companies or violate any judgment, decree or order, or any material contract or obligation of ZNC or any of the Companies, or any statute, rule or regulation of any federal, state or local government or agency applicable to ZNC or any of the Companies, or any material contract to which any employee of any of the Companies is bound.

         4.18 Litigation. Except as set forth in Schedule 4.18, there is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of ZNC or the Companies threatened (a) against the Companies,
(b) affecting any of the properties or assets of any of the Companies or (c) against any officer, director, shareholder or employee of any of the Companies in such capacity or relating to his prior employment relationships.

         4.19 Legal Compliance. Each of the Companies has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted. Except as set forth on Schedule 4.19, the business and operations of each of the Companies has been and is being conducted in all material respects in accordance with all applicable laws, rules and regulations, and none of the Companies is in material violation of any judgment, law or regulation.

         4.20 Subsidiaries; Joint Ventures. Except as listed in Schedule 4.20, the Company does not have any direct or indirect Subsidiary. The Company and HOP are each wholly-owned by ZNC, and each of the entities listed in Schedule 4.20 is wholly-owned by the Company.

         4.21 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by ZNC or any of the Companies. ZNC agrees to indemnify and hold Investor harmless for any such brokerage commissions, finders fees or similar compensation.

         4.22 Disclosure. To the knowledge of ZNC, this Agreement, the Exhibits and Schedules hereto and the information furnished in writing to Investor, when taken as a whole, do not contain any untrue statement of material fact or, to the knowledge of ZNC and the Companies, omit any material fact necessary in order to make the statements not misleading.

         4.23 Ownership Interests of Interested Persons. Except as set forth in
Schedule 4.23, and except for the ownership of less than 1% of the equity of a publicly-traded company, no officer, director or member of management of any of the Companies, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, supplier, any organization that has a material contract or arrangement with any of the Companies, or any organization that has a material contract or arrangement with a competitor of any of the Companies.

         4.24 Investments in Competitors. Except for the ownership of less than 1% of the equity of a publicly-traded company, no officer, director or member of management of any of the Companies owns directly or indirectly any interests or has any investment in any corporation, business or other person that is a competitor of any of the Companies.

         4.25 Environmental Matters. Neither the Companies nor any of their respective assets is currently in violation of, or subject to any existing, pending or to its knowledge threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Companies. The assets of the Companies have never been used by the Companies in a manner that would be in violation of any of the Environmental Laws. The Companies have obtained all permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the any of the Companies by reason of any Environmental Laws. None of the assets owned or leased by the Companies are on any federal or state "Superfund" list or subject to any environmentally related liens.

         4.26 Certain Payments. Neither the Companies nor any of their respective directors, officers or employees has paid or caused to be paid, directly or indirectly, in connection with the business of any of the Companies:
(a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         4.27 Government Inquiries. Except as set forth in Schedule 4.27, since November 26, 1996, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by any of the Companies, or any material statement, report or other document filed by any of the Companies with, the federal government or any federal administrative agency.

         4.28 Consents. Except as set forth on Schedule 4.28, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of the Transaction Documents on the part of ZNC, the Company or HOP.

         4.29 Inventory. The inventory included in the Financial Statements is valued in accordance with GAAP, with appropriate reserves. Each of the Companies has sufficient quantities of inventories appropriate, taken as a whole, to conduct its business consistently with past practices. All of such inventories are in good, current, standard and merchantable condition and are not obsolete or defective. Set forth on Schedule 4.29(a) is a listing of new and used homes (by brand, model and single/double wide) for each home on the Companies' retail sales centers (excluding display inventory under Schedule 2.6) as of December 31, 1998 and included in the Financial Statements. Set forth on Schedule 4.29(b) is a listing of retail lots owned by or under contract with the Companies.

         4.30 Books of Account. The books of account of each of the Companies have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Companies have been properly recorded in such books.

         4.31 Accounts Receivable. The Financial Statements set forth the accounts receivable of the Companies from sales made as of December 31, 1998, and the payments and rights to receive payments related thereto. All such accounts receivable have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims subject to no right of set-off or counterclaim.

         4.32 Distributions and Repurchases. Since January 1, 1998, no distribution, payment or dividend of any kind has been declared or paid by any of the Companies on any of their capital stock. No repurchase of any of the capital stock of any of the Companies has been approved or effected.

          4.33 Product Warranties. There are no claims against any of the Companies on account of product warranties or with respect to the manufacture, sale or rental of defective products and there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented that is not fully covered by insurance or the reserves for warranties shown in the Financial Statements.

         4.34 Year 2000 Compliance. The Company has made a detailed inquiry of its own business and the Subsidiaries with respect to Year 2000 Compliance. The Companies' information technology systems are in all respects Year 2000 Compliant. Year 2000 Compliance will not cause the Companies to suffer an adverse change in their business condition (financial or otherwise), operating, properties or prospects. To the Company's knowledge, the Companies' suppliers and vendors are or will be Year 2000 Compliant for their own computer applications.

         4.35 Completion of Villages. As of December 31, 1998, all construction of the Companies fourteen (14) villages as described on Schedule 4.35(i) (the "Villages") has been completed in all material respects and except as set forth on Schedule 4.35(ii), the Villages are fully operational or are in a state ready to be fully operational (e.g., model homes have been set up and furnished, office has been furnished and fully functional) and all construction payables and all other obligations of the Companies with respect to the Villages have been paid in full (the "Village Obligations").

                                   ARTICLE 5.
                           REPRESENTATIONS OF INVESTOR

         Investor represents and warrants to ZNC that the following are true as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         5.1 Authorization. All action on the part of Investor necessary for the authorization, execution, delivery and performance of the Transaction Documents by Investor and the performance of all of Investor's obligations hereunder have been taken. The Transaction Documents executed by Investor are valid and binding obligations of Investor enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights or the relief of debtors, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action of Investor.

         5.2 Status of Investor. Investor is knowledgeable and experienced in making venture capital investments, is able to bear the economic risk of loss of its investment in the Company. Investor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute these documents.

         5.3 Shares Purchased for Investment. Investor agrees that any shares of Common Stock acquired in accordance with the transactions contemplated by this Agreement shall be acquired solely for Investor's own account and not as a nominee or agent for any other person, for investment, and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act or other applicable securities laws. Investor understands that if any shares of Common Stock so acquired have not been registered under the Securities Act or under any applicable blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws"), Investor cannot offer for sale, sell, pledge, transfer or otherwise dispose of such shares of Common Stock unless such shares of Common Stock have been registered under the Securities Act and under any applicable blue sky laws, or unless an exemption from such registration is available with respect to any such proposed offer, sale, pledge, transfer or other disposition. Investor agrees that a restrictive legend addressing the foregoing restrictions on transfer may be placed on certificates representing any shares of Common Stock so acquired and that transfer of such shares of Common Stock may be refused by the Company or its transfer agent, if any, if in the opinion of counsel to the Company any proposed sale or other disposition thereof by Investor would not be in compliance with the Securities Act or any other applicable federal securities laws or blue sky laws.

         5.4 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by Investor. Investor agrees to indemnify and hold ZNC harmless for any such brokerage commissions, finders fees or similar compensation.

         5.5 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of Investor, threatened in writing against Investor, which conflicts with the rights of ZNC, the Company or HOP hereunder or the performance of Investor's obligations hereunder or have a material adverse effect on Investor's financial position. Investor is not subject to any judgment, order or decree which may prevent Investor from conducting its business. Investor is not a party to any litigation, arbitration, proceeding or investigation pending, or to the knowledge of Investor threatened, involving any federal, state or local government or agency which would conflict with, or in any way impact, Investor's ability to perform its duties hereunder, or have a material adverse effect on Investor's financial position.

         5.6 Organization. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Investor is not barred or otherwise prevented from doing business in any jurisdiction where the failure to conduct such business would have a material adverse effect on Investor.

         5.7 Effect of Transactions. The execution, delivery and performance of this Agreement by Investor, and the consummation of the transactions contemplated by the Transaction Documents, does not and will not violate any terms of the Articles of Incorporation or Bylaws of Investor or violate any judgment, decree or order, or any material contract or obligation of Investor, or any material statute, rule or regulation of any federal, state or local government or agency applicable to Investor.

         5.8 Financial Statements. The consolidated balance sheets and the related statements of income, shareholders' equity and cash flow (including the notes related thereto) of Investor and its consolidated subsidiaries included in the forms, documents and reports filed by Investor with the Securities and Exchange Commission (the "Commission") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein) and present fairly the consolidated financial position of Investor and its consolidated subsidiaries as of their respective dates, and the results of their operations and their cash flow for the periods presented therein. Investor has not suffered any material adverse change, whether or not caused by any deliberate act or omission of

Investor or any shareholders of Investor, in its condition (financial or otherwise), operations, assets, disabilities or business since November 30, 1998.

         5.9 Power. Investor has all required corporate power and authority to own its properties and to carry on its business as presently conducted. Investor has all required power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents.

         5.10 Consents. Except as set forth on Schedule 5.10, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of the Transaction Documents on the part of Investor.

         5.11 1934 Act. Investor has furnished or made available to ZNC a true and complete copy of its definitive proxy statement in connection with the most recent annual meeting of its shareholders, its annual report and Form 10-K for the fiscal year ended May 31, 1998, and its Form 10-Q for the quarters ended August 31, 1998 and November 30, 1998 and any other document dated on or after the date of its last Form 10-K which Investor filed under the Securities Exchange Act of 1934, as amended with the Securities and Exchange Commission.

                                   ARTICLE 6.
                    ZNC'S, THE COMPANY'S AND HOP'S COVENANTS

         ZNC, the Company and HOP, jointly and severally, agree that between the date hereof and the Closing:

         6.1 Consummation of Agreement. ZNC, the Company and HOP shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         6.2 Business Operations. The Company and HOP shall, and ZNC shall cause the Company and HOP to, operate the businesses of the Companies in the ordinary course, consistent with past practices and except as contemplated herein, the Companies shall not: (a) declare, pay or make any dividends or distributions on their capital stock; (b) enter into any agreement (oral or written) with their directors, officers or salaried employees except as agreed to by Investor; (c) increase the compensation of their directors or officers; (d) increase the compensation of any employee except in the ordinary course of business; (e) make capital expenditures (or enter into commitments to make capital expenditures) in excess or $100,000 (either individually or in the aggregate) except for the planned expenditures to complete construction of the Villages; (f) issue any capital stock or capital stock equivalents (including options and warrants) to purchase capital stock; or (g) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice. ZNC, the Company and HOP shall use reasonable commercial efforts to preserve the business of the Companies intact, to retain the present customers and suppliers so that they will be available to the Companies after the Closing.

         6.3 Access. ZNC, the Company and HOP shall permit Investor and its authorized representatives for any reasonable purpose access to, and make available for inspection, at all reasonable times, all of the assets and business of the Companies, including their respective employees (after receiving written consent from Ronald Gratz, Chief Financial Officer of ZNC), customers, suppliers, properties contracts, books and records and all other documents and data and permit Investor and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Companies as Investor and its representatives may request, all for the sole purpose of permitting Investor to become familiar with the business and assets and liabilities of the Companies.

         6.4 Material Change. ZNC shall promptly inform Investor in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, or business prospects of any of the Companies. Notwithstanding the disclosure to Investor of any such material adverse change, neither ZNC, the Company nor HOP shall be relieved of any liability for, nor shall the providing of such information by ZNC, the Company or HOP to Investor be deemed a waiver by Investor of, the breach of any representation, warranty or covenant of ZNC, the Company or HOP contained in this Agreement.

         6.5 Approvals of Third Parties. ZNC, the Company and HOP shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         6.6 No Negotiation with Others. Neither ZNC, the Company nor HOP shall solicit or participate in negotiations with (and ZNC, the Company and HOP shall use their best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of ZNC or the Companies from negotiating with, soliciting or participating in negotiations with) any person, entity of organization with respect to any proposal for a business combination, acquisition or purchase involving any of the assets or capital stock of any of the Companies or any transaction inconsistent with those contemplated hereby.

         6.7 Amendment of Schedules. The Company, ZNC and HOP shall amend the Schedules attached hereto by providing written notice of such amendment to Investor at least five business days before the Closing Date (the "Schedule Amendment"). Any such notice shall clearly state that it is being delivered pursuant to this Section 6.7 and that it is a Schedule Amendment.

                                   ARTICLE 7.
                              INVESTOR'S COVENANTS

         Investor agrees that between the date hereof and the Closing:

         7.1 Consummation of Agreement. Investor shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         7.2 Approvals of Third Parties. Investor shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         7.3 Material Change. Investor shall promptly inform ZNC in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, or business prospects of Investor. Notwithstanding the disclosure to ZNC of any such material adverse change, Investor shall not be relieved of any liability for, nor shall the providing of such information by Investor to ZNC be deemed a waiver by ZNC of, the breach of any representation, warranty or covenant of Investor contained in this Agreement.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         8.1 Indemnification by ZNC. Subject to the terms and conditions of this
Article 8, ZNC agrees to indemnify, defend and hold Investor and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from: (a) a breach of any representation, warranty or covenant of ZNC, the Company or HOP contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any Transaction Document; (b) any investigation, testing or remediation work on, or permits required for, the properties of the Companies which is necessary or advisable under or pursuant to Environmental Laws arising out of conditions occurring after acquisition of such property by the Companies and prior to the Closing Date (it being specifically agreed that ZNC shall be responsible for all Damages pertaining to the matters set forth on
Schedule 8.1); (c) except as provided for in the Financial Statements, any liabilities, contingent or otherwise (known or unknown and asserted or unasserted) of any of the Companies arising out of transactions effected or events occurring on or prior to the Closing Date; (d) except as provided for in the Financial Statements, all taxes of the Companies for periods occurring on or prior to the Closing Date; (e) except as provided for in the Financial Statements, any legal actions relating to any acts or occurrences which happened prior to the Closing on or prior to the Closing Date. In addition, ZNC shall indemnify and hold harmless the above indemnities for all Damages in connection with (i) the termination of the Company Option Plan and Repurchase Plan as provided in Section 10.5 below (including, without limitation, payments made to repurchase options issued under the Company Option Plan) or (ii) any material adverse change contained in any Schedule Amendment, which material adverse change was not known by ZNC, the Company or HOP prior to the date of this Agreement.

         8.2 Indemnification by Investor. Subject to the terms and conditions of this Article 8, Investor hereby agrees to indemnify, defend and hold ZNC and its directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of Investor contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any Transaction Document.

         8.3 Limitations on Indemnification Obligations.

             (a) Except as provided in (b) below, neither ZNC nor Investor shall be liable for Damages in an amount exceeding $8 million (the "Maximum Amount").

             (b) Neither ZNC nor Investor shall be liable for indemnification under Article 8 until the aggregate amount of Damages incurred by the other party exceeds One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"); provided, however, that if the Damages exceed the Threshold Amount, then such indemnifying party's obligation under this Article 8 shall be the difference between the Maximum Amount of the Damages and the Threshold Amount; and provided further, however, that the Threshold Amount shall not apply to the Damages in excess of $10,000 arising out of the matters set forth in Schedule 4.8(f); and provided further, however, that neither the Maximum Amount nor the Threshold Amount shall apply to the matters set forth in the last sentence of Section 8.1 above.

         8.4 Conditions of Indemnification. The respective obligations and liabilities of ZNC and Investor (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

             (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

             (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

             (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

             (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

             (e) Any claim shall be net of the receipt of any insurance proceeds paid to a Party under any policy or policies of insurance covering the loss giving rise to the claim. Each Party will use reasonable efforts to collect any such insurance and will account to the other Party therefor. Each Party agrees to respond promptly to any inquiry by the other Party as to the status of any such insurance payment.

         8.5 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         8.6 Remedies Exclusive. The remedies provided in this Article 8 shall be the exclusive remedies available to the parties, except in the case of fraud.

         8.7 Offset. Any and all amounts owing or to be paid by any Party to any other Party, hereunder or otherwise, shall be subject to offset and reduction pro tanto by any amounts ("Offset Amounts") that have been determined by a court of competent jurisdiction or by settlement of the Parties or by agreement of the Parties to be owing at any time by such other Party to such Party in respect of any failure or breach of any representation, warranty or covenant of such other Party under or in connection with the Transaction Documents with such Party or any transaction contemplated hereby or thereby.

         8.8 Indemnification, Costs, Expenses and Legal Fees. Each Party that is shown to have breached the Transaction Documents hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other Party in successfully (i) enforcing any of the terms of this Agreement against such breaching Party or (ii) proving that another Party breached any of the terms of this Agreement.

         8.9 Specific Performance. The Parties acknowledge that a refusal by a Party to consummate the transactions contemplated hereby will cause irreparable harm to the other Parties, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, a Party shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

         8.10 Insurance and Warranties. With respect to Damages that may be subject to insurance recovery or manufacturer's warranty, Article 8 shall not be enforced against the indemnifying party until the party to be indemnified has first made a claim for Damages against the appropriate insurer or manufacturer. Notwithstanding the foregoing, the party to be indemnified may (a) give notice of such possible claim immediately and (b) pursue indemnification against the indemnifying party under this Article 8 upon the earlier of (i) rejection of such claim; or (ii) the passage of nine months from the date such claim was submitted if no resolution has been reached with the insurer or manufacturer. The indemnifying party shall be entitled to an assignment of the rights against such insurer or manufacturer upon payment of such indemnification claim up to the amount so indemnified.

         8.11 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of ZNC, the Company or Investor pursuant to this Agreement shall be deemed to have been representations and warranties by ZNC, the Company or Investor, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of eighteen months from the Closing Date; provided, however, that the representations contained in (a) Section 4.14 above shall survive until the expiration of the applicable statute of limitations, and (b) Section 4.25 above shall survive the Closing for a period of three years from the Closing Date. Notwithstanding the above, if prior to any expiration date the indemnifying party shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, any representation or warranty that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity, to the extent of such claim only, until such claim is finally resolved or disposed of.

                                   ARTICLE 9.
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated:

             (a) At any time prior to the Closing Date by mutual agreement of ZNC and Investor.

             (b) At any time prior to the Closing Date by Investor if any representation or warranty of ZNC, the Company or HOP contained in this Agreement or in any certificate or other document executed and delivered by ZNC, the Company or HOP pursuant to this Agreement is untrue when made or if ZNC, the Company or HOP fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within five days after written notice.

             (c) At any time prior to the Closing Date by ZNC if any representation or warranty of Investor contained in this Agreement or in any certificate or other document executed and delivered by Investor pursuant to this Agreement is untrue when made or if Investor fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within five days after written notice.

             (d) By either Investor or ZNC if the Closing has not occurred by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c) or
(d) above, Investor and ZNC shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a Party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

         Notwithstanding any termination, this Agreement remains in full force and effect as to the deliveries made at signing (as provided in Section 2.11 above) such that the representations, warranties and indemnification provided herein apply to such deliveries and actions taken at signing.

                                   ARTICLE 10.
                             POST-CLOSING COVENANTS

         10.1 Within thirty-five days following the Closing Date, ZNC shall provide to Investor evidence that, at the end of the thirty day period immediately following the Closing Date, the cash balance of the Company equals $250,000, plus cash receipts of the Company during such thirty day period (excluding amounts received under the Company Note or the Working Capital Notes), less cash disbursements made during such thirty day period (with all disbursements being paid when due and on a timely basis), less net losses during such thirty day period, plus depreciation and amortization for such thirty day period. If such amount is less than $250,000, ZNC shall promptly (within five days) pay an amount equal to the difference to the Company and, if such amount is greater than $250,000, the Company shall promptly (within five days) pay an amount equal to the difference to ZNC.

         10.2 At anytime after Closing upon the request of AHC, ZNC shall convert each of the Companies into a limited liability company by the date requested by AHC, which date shall be no sooner than 30 days after such request.

         10.3 Until such time as ZNC no longer owns the majority of the outstanding shares of Common Stock of the Company, ZNC shall provide the Companies and their employees with the Employee Benefit Plans as set forth on
Schedule 4.9(a) or, in the event those Employee Benefit Plans are no longer offered to ZNC employees, with the same Employee Benefit Plans that are provided to ZNC's employees.

         10.4 Until such time as ZNC no longer owns the majority of the outstanding shares of Common Stock of the Company, ZNC shall provide the Companies with the insurance coverage set forth in Schedule 4.12, or such other coverage as ZNC purchases to insure ZNC and its other subsidiaries.

         10.5 In addition, within sixty (60) days following the Closing, AHC and ZNC shall cause the Board of Directors of the Company to: (i) terminate the 1998 Stock Option Plan of the Company (the "Company Option Plan"); and (ii) repurchase and terminate all options issued under the Company Option Plan (the "Repurchase Plan").

                                   ARTICLE 11.
                                     GENERAL

         11.1 Amendments. This Agreement may not be amended, except in a written document signed by ZNC, the Company and Investor.

         11.2 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         11.3 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

         11.4 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by one-day overnight delivery providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses listed on Schedule 11.4 attached hereto, or at any other address designated by any party hereto to all other parties hereto in writing.

         11.5 Severability. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

         11.6 Expenses. Each Party will bear its own fees for counsel and accountants and other expenses relating to the transactions contemplated herein (including any broker's or finder's fees); provided, however, that ZNC shall bear all the fees and expenses incurred by the Companies (other than the Audit which will be an expense of the Companies as such expenses are accrued or provided for in the December 31, 1998 consolidated balance sheet of the Companies, such that the Companies shall not incur any fees or expenses in connection with or related to this Agreement or the transactions contemplated herein.

         11.7 Publicity and Disclosures. Each Party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other Parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by law (including, without limitation, federal securities laws), regulation or court or administrative order, (ii) to advisors, financiers or lenders of any Party or to any Party's directors, officers, employees and representatives involved in the transactions contemplated herein or (iii) by Investor in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of the Companies. In addition, the Parties agree not to purchase or sell any common stock of Investor or ZNC until two (2) business days after a public announcement of the transactions contemplated herein has been made by Investor and ZNC.

         11.8 Entire Agreement. This Agreement and the Schedules and Exhibits to this Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understanding, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement, dated November 16, 1998, by and between ZNC and Investor shall remain in full force and effort.

         11.9 Assignment. Neither this Agreement nor any right or obligation created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except as permitted therein or by Investor to a wholly-owned subsidiary of Investor during the one-year period following the Closing and thereafter to any 80% or more owned subsidiary of Investor, which must remain an 80% or more owned subsidiary of Investor throughout the term of any obligation under this Agreement and/or the Transaction Documents, provided that AHC guarantees full payment and performance by such subsidiary.

         11.10 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a Party any rights or remedies hereunder or thereunder.

         11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.



            [The remainder of this page is left blank intentionally.]

         The undersigned have executed this Agreement as of the date first written above.

                                  ZARING NATIONAL CORPORATION


                                  By:
                                     ---------------------------------------

                                  Title:
                                        ----------------------------------


                                  HOMEMAX, INC.


                                  By:
                                     ---------------------------------------

                                  Title:
                                        ----------------------------------


                                  HOMEMAX OPERATING PROPERTIES, L.L.C.


                                  By:
                                     ---------------------------------------

                                  Title:
                                        ----------------------------------


                                  AMERICAN HOMESTAR CORPORATION



                                  By:
                                     ---------------------------------------
                                       Laurence A. Dawson, Jr., President

                                    EXHIBIT A

                                   DEFINITIONS

As used in the Agreement, the following terms shall have the corresponding meaning. All references to Sections in this Exhibit A shall refer to Section numbers in the Agreement.

         "Audit" shall have the meaning set forth in Section 2.1(a).

         "Call" shall have the meaning set forth in Section 2.1.

         "Cash Compensation" shall mean wages, salaries, bonuses (discretionary and formula) and other compensation paid or payable in cash.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitments" shall mean the agreements, contracts, arrangements and commitments described in Section 4.11.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Companies" shall mean HOP and the Company and all of its subsidiaries, which subsidiaries are listed on Schedule I to this Exhibit A.

         "Companies Auditors"  shall have the meaning set forth in Section
2.1(b).

         "Company Note" shall have the meaning set forth in Section 2.2.

         "Company Option Plan"  shall have the meaning set forth in Section
10.5.

         "Compensation Plans" shall mean compensation plans, arrangements and practices of the Companies.

         "Controlled Group" shall mean a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which any of the Companies is a member.

         "Damages" shall have the meaning set forth in Section 8.1.

         "Employee Benefit Plans" shall mean employee benefit plans within
Section 3(3) of ERISA.

         "Employee Policies and Procedures" shall mean all employee manuals, policies, procedures and work related rules that apply to employees of the Companies.

         "Environmental Laws" shall have the meaning set forth in Section 4.25.

         "Estimate" shall have the meaning set forth in Section 2.1(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statements" shall mean (i) the consolidated audited balance sheet, statement of operations and statements of cash flow of the Companies as of December 31, 1997, and (ii) the consolidated unaudited statements of operations and statements of cash flow of the Companies for the 10-month period ended October 31, 1998 or, if the Audit is reviewed and accepted prior to Closing, the consolidated audited balance sheet, statement of operations and statements of cash flow of the Companies as of December 31, 1998.

         "GAAP" shall mean generally accepted accounting principles.

         "HOP Interests" shall mean the Company Interests (as defined in the HOP Operating Agreement).

         "HOP Operating Agreement" shall mean the Limited Liability Company Agreement of HOP, the form of which is attached hereto as Exhibit M.

         "Investor's Auditors" shall have the meaning set forth in Section
2.1(b).

         "Investor Common Stock" shall have the meaning set forth in Section
2.3.

         "Investor Note" shall have the meaning set forth in Section 2.1(a).

          "Investor Shares" shall have the meaning set forth in Section 2.1(a).

         "Management Agreement" shall have the meaning set forth in Section 2.7.

         "Net Book Value" shall mean the Total Assets minus the Total Liabilities of the Companies after excluding from Total Liabilities the Total Intercompany Financing Transactions and any outstanding part of the Company Note. For example Net Book Value as of October 31, 1998, would be as calculated in Schedule II to this Exhibit A.

         "Noncompetition Agreement" shall have the meaning set forth in Section 2.8.

         "Offset amounts" shall have the meaning set forth in Section 8.7.

         "Operating Leases" shall have the meaning set forth in Section 2.5.

         "Operating Leases Assignment and Assumption Agreement" shall mean that certain Operating Leases and Assignment Agreement, by and between the Company and HOP, the form of which is attached hereto as Exhibit N.

         "Option Agreement"shall have the meaning set forth in Section 2.3.

         "Outstanding Common Stock" shall mean the issued and outstanding Common Stock.

         "Outstanding HOP Interests" shall mean the issued and outstanding HOP Interests.

         "Party" shall mean each party to this Agreement, and "Parties" shall mean collectively all of such parties.

         "Permitted Exceptions" shall have the meaning set forth in Section
4.15.

         "Previous FMV" shall have the meaning set forth in Section 2.5.

         "Proprietary Rights" shall mean (i) all trade-marks, trade-names, service marks and other trade designations, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by any of the Companies with respect to its business, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which any of the Companies is a party; and (ii) all agreements relating to technology, know-how or processes that any of the Companies is licensed or authorized to use by others, or which it licenses or authorizes others to use.

         "Purchase Price" shall have the meaning set forth in Section 2.1(a).

         "Put" shall have the meaning set forth in Section 2.1.

         "Put/Call Period" shall have the meaning set forth in Section 2.1.

         "Put Notice Date" shall have the meaning set forth in Section 2.1.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 2.10.

         "Repurchase Plan" shall have the meaning set forth in Section 10.5.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securityholders Agreement" shall have the meaning set forth in Section 2.9.

         "Shareholders Agreement" shall have the meaning set forth Section 2.9.

         "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity of which the Company or a subsidiary of the Company owns, directly or indirectly, an equity interest in.

         "Sublease Agreement" shall mean that certain Sublease Agreement by and between the Company and HOP, substantially in the form of Exhibit O attached hereto.

         "Third-Party Auditors" shall have the meaning set forth in Section 2.1(c).

         "Threshold Amount" shall have the meaning set forth in Section 8.3.

         "Total Assets" shall mean all tangible and intangible assets of the Company required to be reflected on its balance sheet in accordance with GAAP.

         "Total Intercompany Financing Transactions" shall have the meaning used in the internal financial statements of the Companies and shall include all amounts owed by the Companies to ZNC.

         "Total Liabilities" shall mean all liabilities of the Company required to be reflected on its balance sheet in accordance with GAAP.

         "Transaction Documents" shall mean this Agreement and all other documents, instruments and agreements contemplated by the transactions contained in this Agreement including, but not limited to, the Management Agreement, the Noncompetition Agreement, the Company Note, the Investor Note, the Working Capital Notes, the Securityholders Agreement, the Registration Rights Agreement, the Option Agreement and the HOP Operating Agreement.

         "Underlying Assets" shall have the meaning set forth in Section 2.5.

         "Underlying Shares" shall have the meaning set forth in Section 10.1.

         "Villages" shall have the meaning set forth in Section 3.2(h).

         "Working Capital Note Amount" shall have the meaning set forth in
Section 2.4.

         "Working Capital Notes" shall have the meaning set forth in Section
2.4.

         "Year 2000 Compliance" means, with respect to the Companies' information technology, the information technology is designed to be used prior to, during and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

         "ZNC Interest" shall have the meaning set forth in Section 2.1.

         "ZNC Note" shall have the meaning set forth in section 2.12.

                                  SCHEDULE I TO
                                    EXHIBIT A
                                  SUBSIDIARIES




HomeMax, Inc.
HomeMax North Carolina, Inc.
HomeMax South Carolina, Inc.
HomeMax Tennessee, Inc.
HomeMax Kentucky, LLC
HomeMax Indiana, LLC
HomeMax Ohio, Inc.
HM Properties, Inc.
HM Services, Inc.

                                 SCHEDULE II TO
                                    EXHIBIT A

                 Representative Calculation of "Net Book Value"
                 of HomeMax on Consolidated Basis as of 10/31/98
                     based upon the attached HomeMax balance
                        sheet, 10/31/98, by legal entity




Total Assets                                                            $  26,412,465

Less Total Liabilities                                                   (23,558,673)

                                                                            2,853,792

Plus Intercompany Financing Transactions:

         o        Provision for Taxes                                     (3,474,000)
         o        PNC Disbursement Account                                  (706,096)
         o        Intercompany Payables                                       296,562
         o        Intercompany Notes                                       16,927,713
                  Total Intercompany Financing Transactions                13,044,179

Net Book Value                                                          $  15,897,971
                                                                        =============






                                      A-II